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As filed with the Securities and Exchange Commission on December 7, 2004

Registration No. 333-118193

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

COMSTOCK HOMEBUILDING COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1531 (Primary Standard Industrial Classification Code Number)	20-1164345 (I.R.S. Employer Identification Number)

11465 Sunset Hills Road, Suite 510
Reston, Virginia 20190
(703) 883-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Christopher Clemente
Chief Executive Officer
Comstock Homebuilding Companies, Inc.
11465 Sunset Hills Road, Suite 510
Reston, Virginia 20190
(703) 883-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen A. Riddick, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 800 Connecticut Avenue, N.W. Suite 500 Washington, D.C. 20006 (202) 331-3100	Randall S. Parks, Esq. Gerald P. McCartin, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Class A common stock, par value $.01 per share	4,140,000	$16	$66,240,000	$8,393

(1)
Includes 540,000 shares that the underwriters have the option to purchase from the registrant to cover over-allotments, if any.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933.
(3)
The registrant has previously paid $9,502.50.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The expenses (other than underwriting discounts and commissions and the underwriters' non-accountable expense allowance) payable in connection with the sale of the Class A common stock offered in this registration statement are as follows:

Securities and Exchange Commission registration fee	$9,503
NASD filing fee	8,000
Nasdaq entry and application fee*	105,000
Printing and engraving expenses	310,000
Legal fees and expenses	1,120,000
Accounting fees and expenses	791,000
Blue sky fees and expenses (including legal fees)	5,000
Transfer agent and registrar fees and expenses	3,500
Miscellaneous	5,000

Total	$2,357,003

*
To be filed by amendment

        All expenses are estimated except for the SEC registration fee and the NASD filing fee.

Item 14. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Comstock may and, in certain cases, must be indemnified by Comstock against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Comstock. This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Comstock, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

        Article VI of Comstock's certificate of incorporation provides that no director of Comstock shall be liable to Comstock or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

        Article VII of Comstock's certificate of incorporation also provides that Comstock shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Comstock's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

        Reference is made to Section 8(b) of the underwriting agreement to be filed as Exhibit 1.1 hereto, pursuant to which the underwriters have agreed to indemnify officers and directors of Comstock against certain liabilities under the Securities Act.

        Comstock has entered into indemnification agreements with each director and certain officers of Comstock, a form of which is filed as Exhibit 10.10 to this registration statement. Pursuant to such agreements, Comstock will be obligated, to the extent permitted by applicable law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of Comstock or assumed certain responsibilities at the direction of Comstock. Comstock also intends to purchase directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

  Certain Sales of Securities

        Except as set forth below, in the three years preceding the filing of this registration statement, the registrant has not issued any securities that were not registered under the Securities Act.

        In May 2004, upon the incorporation of the registrant, the registrant issued an aggregate of 10,000 shares of common stock to Christopher Clemente, Gregory Benson, James Keena and Lawrence Golub in exchange for an aggregate of $100.

        The foregoing sales of securities were made in reliance upon the exemption from the registration provisions of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)   Exhibits.

1.1	Form of Underwriting Agreement.
3.1**	Certificate of Incorporation, as amended.
3.2	Form of Amended and Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State immediately prior to the closing of the offering covered by this registration statement).
3.3**	Bylaws.
3.4	Form of Amended and Restated Bylaws (to be adopted immediately prior to the closing of the offering covered by this registration statement).
4.1*	Specimen Class A common stock certificate.
5.1	Opinion of Greenberg Traurig, LLP.
10.1**	Lease Agreement, dated as of April 30, 2002, with Comstock Partners, L.C.
10.2**	Lease Agreement, dated as of January 31, 2004, with Comstock Partners, L.C.
10.3	Lease Agreement, dated as of October 1, 2004, with Comstock Asset Management, L.C.
10.4**	Loan Agreement, dated December 17, 1997, as amended, with Bank of America, N.A.
10.5	Partial Assignment of Note, dated December 15, 2003, with Kasprowicz Family, LLC.

10.6	Promissory Note, dated April 30, 2004, with Kasprowicz Family, LLC.
10.7**	Disbursement and Construction Loan Agreement and Disbursement and Development Loan Agreement, each dated October 10, 2002 and as amended, with Branch Banking and Trust Company of Virginia.
10.8**	Disbursement and Construction Loan Agreement and Acquisition, Disbursement and Development Loan Agreement, each dated July 25, 2003, with Branch Banking and Trust Company of Virginia.
10.9**	Purchase Money Deed of Trust and Security Agreement, dated December 15, 2003, with Crescent Potomac Yard Development, LLC.
10.10	Form of Indemnification Agreement.
10.11
Form of Promissory Note to be issued to each of Christopher Clemente, Gregory Benson, James Keena and Lawrence Golub by each of Comstock Holding Company, Inc., Comstock Homes, Inc., Sunset Investment Corp., Inc. and Comstock Service Corp., Inc.
10.12	2004 Long-Term Incentive Compensation Plan.
10.13	Form of Stock Option Agreement under the 2004 Long-Term Incentive Compensation Plan.
10.14	Employee Stock Purchase Plan.
10.15**	Purchase and Sale Agreement, dated as of April 25, 2003, as amended, with Crescent Potomac Yard Development, LLC.
10.16
Form of Tax Indemnification Agreement to be entered into by each of Christopher Clemente, Gregory Benson, James Keena and Lawrence Golub with each of Comstock Holding Company, Inc., Comstock Homes, Inc., Sunset Investment Corp., Inc. and Comstock Service Corp., Inc.
10.17	Employment Agreement with Christopher Clemente, dated December , 2004.
10.18	Employment Agreement with Gregory Benson, dated December , 2004.
10.19	Employment Agreement with Bruce Labovitz, dated December , 2004.
10.20	Confidentiality and Non-Competition Agreement with Christopher Clemente, dated December , 2004.
10.21	Confidentiality and Non-Competition Agreement with Gregory Benson, dated December , 2004.
10.22	Confidentiality and Non-Competition Agreement with Bruce Labovitz, dated December , 2004.
10.23	Trademark License Agreement, dated December , 2004.
21.1	List of subsidiaries.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (previously included in the signature page to this registration statement).
99.1**	Consent of A. Clayton Perfall.
99.2**	Consent of Norman D. Chirite.
99.3**	Consent of David M. Guernsey.

99.4**	Consent of James A. MacCutcheon.
99.5**	Consent of Gary Martin.

*
To be filed by amendment.

**
Previously filed.

(b)   Financial Statement Schedules

        All information for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission is either included in the financial statements or is not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia on December 7, 2004.

COMSTOCK HOMEBUILDING COMPANIES, INC.
By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente Chief Executive Officer

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Christopher Clemente and Bruce Labovitz and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement and any and all amendments thereto, relating to the offer covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ CHRISTOPHER CLEMENTE Christopher Clemente	Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2004
/s/ BRUCE LABOVITZ Bruce Labovitz	Chief Financial Officer (Principal Financial Officer)	December 7, 2004
/s/ JASON PARIKH Jason Parikh	Chief Accounting Officer (Principal Accounting Officer)	December 7, 2004
/s/ GREGORY BENSON Gregory Benson	President and Chief Operating Officer, Director	December 7, 2004

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.
3.1**	Certificate of Incorporation, as amended.
3.2	Form of Amended and Restated Certificate of Incorporation (to be filed with the Delaware Secretary of State immediately prior to the closing of the offering covered by this registration statement).
3.3**	Bylaws.
3.4	Form of Amended and Restated Bylaws (to be adopted immediately prior to the closing of the offering covered by this registration statement).
4.1*	Specimen Class A common stock certificate.
5.1	Opinion of Greenberg Traurig, LLP.
10.1**	Lease Agreement, dated as of April 30, 2002, with Comstock Partners, L.C.
10.2**	Lease Agreement, dated as of January 31, 2004, with Comstock Partners, L.C.
10.3	Lease Agreement, dated as of October 1, 2004, with Comstock Asset Management, L.C.
10.4**	Loan Agreement, dated December 17, 1997, as amended, with Bank of America, N.A.
10.5	Partial Assignment of Note, dated December 15, 2003, with Kasprowicz Family, LLC.
10.6	Promissory Note, dated April 30, 2004, with Kasprowicz Family, LLC.
10.7**	Disbursement and Construction Loan Agreement and Disbursement and Development Loan Agreement, each dated October 10, 2002 and as amended, with Branch Banking and Trust Company of Virginia.
10.8**	Disbursement and Construction Loan Agreement and Acquisition, Disbursement and Development Loan Agreement, each dated July 25, 2003, with Branch Banking and Trust Company of Virginia.
10.9**	Purchase Money Deed of Trust and Security Agreement, dated December 15, 2003, with Crescent Potomac Yard Development, LLC.
10.10	Form of Indemnification Agreement.
10.11
Form of Promissory Note to be issued to each of Christopher Clemente, Gregory Benson, James Keena and Lawrence Golub by each of Comstock Holding Company, Inc., Comstock Homes, Inc., Sunset Investment Corp., Inc. and Comstock Service Corp., Inc.
10.12	2004 Long-Term Incentive Compensation Plan.
10.13	Form of Stock Option Agreement under the 2004 Long-Term Incentive Compensation Plan.
10.14	Employee Stock Purchase Plan.
10.15**	Purchase and Sale Agreement, dated as of April 25, 2003, as amended, with Crescent Potomac Yard Development, LLC.
10.16
Form of Tax Indemnification Agreement to be entered into by each of Christopher Clemente, Gregory Benson, James Keena and Lawrence Golub with each of Comstock Holding Company, Inc., Comstock Homes, Inc., Sunset Investment Corp., Inc. and Comstock Service Corp., Inc.
10.17	Employment Agreement with Christopher Clemente, dated December , 2004.
10.18	Employment Agreement with Gregory Benson, dated December , 2004.

10.19	Employment Agreement with Bruce Labovitz, dated December , 2004.
10.20	Confidentiality and Non-Competition Agreement with Christopher Clemente, dated December , 2004.
10.21	Confidentiality and Non-Competition Agreement with Gregory Benson, dated December , 2004.
10.22	Confidentiality and Non-Competition Agreement with Bruce Labovitz, dated December , 2004.
10.23	Trademark License Agreement, dated December , 2004.
21.1	List of subsidiaries.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (previously included in the signature page to this registration statement).
99.1**	Consent of A. Clayton Perfall.
99.2**	Consent of Norman D. Chirite.
99.3**	Consent of David M. Guernsey.
99.4**	Consent of James A. MacCutcheon.
99.5**	Consent of Gary Martin.

*
To be filed by amendment.

**
Previously filed.

QuickLinks

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX